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                                                                EXHIBIT 10.2

                            HOUSEHOLD INTERNATIONAL
                         CORPORATE EXECUTIVE BONUS PLAN
                                  January 1996

SUMMARY
The Household International Executive Bonus Plan is a short-term, annual incentive plan. The purpose of the annual bonus is to place a significant part of pay at risk and reward executives for the achievements of individual, business unit and corporate financial and operational goals. Performance goals and award opportunities will be communicated to plan participants at the beginning of each calendar year.

PARTICIPATION
Participation in the Plan will be restricted to key line and staff executives. For purposes of the Plan, participants will be divided into groups. (See attached list).

Any changes in the group of executives participating in the Plan will be made by the Chief Executive Officer, subject to the approval of the Compensation Committee in the case of any participant whose base salary must be determined by the Committee.

LEVEL OF AWARDS
The corporate measurement of performance will be earnings per share (EPS); return on equity (ROE); efficiency ratio; equity to managed assets ratio; and/or reserve to charge-off ratio for managed receivables. Household's performance will be measured against pre-established minimum, target and maximum levels.

In order to reward individual performance, individual awards will vary above and below target levels in any plan year. Management may reduce bonus awards in light of overall business conditions or other exceptional circumstances.

TARGET/MAXIMUM AWARDS
Target awards will be paid for fully satisfactory financial and individual performance in a given year. The target award percentage for each group will approximate the guideline percentage shown below of the executive's base salary at the end of the plan year. The table below shows the portions of the target bonus that will be determined by corporate, business unit, and individual performance.
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                GUIDELINE % OF ANNUAL BASE SALARY DETERMINED BY


               GROUP               TARGET BONUS       MAXIMUM BONUS*
                 A                      90%                 135%
                 B                      80%                 120%
                 C                      60%                  90%
                 D                      40%                  60%
                 E                      30%                  50%
                 F                      20%                  50%
                 G                      20%                  30%


           Detailed information relating to the assignment and weighing of goals is available by individual and is maintained by the business unit and/or corporate.

           * The maximum award that may be paid to any executive is 150% of the target bonus for the position.


DETERMINATION OF AWARDS

A.       Financial Performance Awards
         Various financial results, will determine the size of a portion of each individuals's annual bonus. A portion of the award will be paid out if achieved results are at the pre-established minimum, target or maximum financial results levels.

B.       Individual Performance Awards
         Early in each plan year, goals for individual performance for that year will be established for each participant. The goals should require the level of performance which is expected of a fully satisfactory incumbent and must be agreed to by the immediate superior. The Compensation Committee of the Board of Directors must approve the goals for those executives whose salaries are determined by the Committee. These goals will be the primary criteria for measuring individual performance and determining the individual performance portion of the bonus for that year. The Chief Executive Officer will recommend the awards for participants,
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     excluding himself, whose salaries are determined by the Compensation
     Committee of the Board of Directors. The Compensation Committee will then determine the awards for all such participants, as well as the award for the Chief Executive Officer.

     The Chief Executive Officer, will determine the awards for all participants whose salaries are not determined by the Compensation Committee. The Group Executives and Senior Vice Presidents, in consultation with their appropriate subordinates, will recommend to the Chief Executive Officer the awards for all other participants.

PAYMENT OF AWARDS
Awards will be paid as soon as practical at the end of the plan period, subject to all required tax withholdings. Awards may be paid in cash, shares of Household common stock, or some combination thereof. Neither eligible participation in the plan, nor award payments thereunder shall guarantee an employee, any right to continued employment. The plan does not give any employee right or claim to an award under the program. Management reserves the right to change or discontinue the plan at any time.

ADMINISTRATIVE MATTERS

     A.   Promotions
          Normally awards will be pro-rated according to the portion of the plan year that an incumbent is eligible for the bonus.

     B.   Effect on Benefits
          Payments made under this plan shall be included in an employee's income for purposes of determining pension benefits, life insurance, long-term disability, and participation in the TRIP plan.

     C.   Termination of Employment
          Normally awards will be pro-rated in the case of death, permanent and total disability, or retirement under one of the Corporation's pension plans during a plan year. If a participant terminates employment for any other reason prior to the last working day of a plan year, he will normally forfeit any right to an award for the plan year.


                        THE GOAL SETTING PROCESS

Before the beginning of the plan year, the manager and subordinate will meet in a goal setting session. The purpose of the session is to discuss areas where goals will be established and agree on their
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priority and establish the number of points that will be earned based upon various levels of achievement during the plan period.

                PREPARATION FOR THE GOAL SETTING MEETING

To prepare for the goal setting session with the bonus eligible subordinate, the manager should have a clear idea of function or department goals and objectives for the plan year, priorities for the subordinate's unit or area, and three or four possible objectives to suggest as appropriate. During the session, the manager's role will be to direct the discussion and ensure that its results are jointly understood.

The subordinate will prepare for the session by establishing a list of priorities for the unit or area during the plan year, and developing four to eight potential goals for discussion. The subordinate's role during the session will be to actively discuss goals and expected levels of achievement with the manager in order to ensure that the final agreement is realistic and achievable and that there is a clear understanding of expected performance and the amount of bonus associated with various levels of achievement.

                      GUIDELINES FOR SETTING GOALS

For the purpose of establishing goals for the plan year, the following criteria should apply:

    - They should be consistent and supportive of goals reflected in the Company's strategic business plans.

    - They should be primarily job or task oriented. They must be realistic and achievable yet challenging with build in "stretch" to test individual capabilities. They should clearly specify action, tasks or results to be accomplished as well as a clear understanding of how the accomplishment will be evaluated.

    - They must be understood and agreed to by both the manager and the subordinate.

Setting goals for staff positions is somewhat more difficult than for line-type positions because staff performance is usually not measured numerically and rarely lends itself to quantitative measurement. Staff responsibilities tend to be contributory, interpretive and are more easily measured qualitatively. Frequently, the goals may include completion of specific projects. Non-quantitative goals should clearly state the criteria that will be used for evaluating successful achievement.

The results of the goal setting process will be documented in the format of the Executive Bonus Plan Goal Setting Form and approved by the appropriate level of management.
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                                                                   REV. 12/31/96

                    CORPORATE EXECUTIVE BONUS PLAN POSITIONS
GROUP/TITLE

Group A - 90%/135%
Group Executive

Group B - 80%/120%
EVP Chief Financial Officer

Group C  - 60%/90%
Managing Director/CEO U.K.                 *
SVP Chief Information Officer
SVP General Counsel
SVP Human Resources
VP Chief Credit Officer

Group D - Heads of Major Business Units or Staff Units - 40%/60%
Chief Financial Officer (U.K.)
Chief Operating Officer (U.K.)
Group Executive Commercial Finance
Managing Director/CEO HB
Managing Director HFC Processing
Managing Director HRSI
Managing Director Operations, Systems & HR (HCS)
Managing Director Strategic Initiatives & Partnership Alliances (HCS)

Group E - Heads of Major Business Segments or Staff
Units - 30%/50%
Group Director Business Planning (HCS)
Group Director GM Marketing (HCS)
Group Director Risk Control (HCS)
Group General Counsel
Managing Director Canada                   *
Managing Director Carlson JV (HCS)
Managing Director/Chief Financial Officer-HCS
President & CEO - HLIC
President Equipment Finance (HCFS)
VP Applications Systems
VP Controller HI
VP Corporate Law & Assistant Secretary
VP Data Administration
VP Governmental Relations
VP Investor Relations
VP Management Reporting & Analysis
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VP Strategy & Development
VP Taxes
VP Treasurer

Group F - 20%/50%
Director Business Analysis
Director Credit Anaylsis (HRSI)
Director Risk Administration (HCS)
Director Risk Control (HCS)
Group Director Risk Management (HCS)
VP Credit Risk (HFC)

Group G - 20%/30%
Corporate Staff Departments:
Business Analysis
Director Credit Policy & Administration

Controller
Director ALM
Director Asset Backed Financing
Director Business Treasury Services
Director Business Unit Accounting
Director Corporate Financial Information Systems
Director Data Administration
Director External Reporting & Cost Accounting
Director Federal Tax Audit
Director Federal/State Compliance
Director Financial Data Management
Director Internal Audit-Financial Services
Director Investor Relations
Director Management Reporting & Analysis
Director Regulatory Reporting
Director Strategy & Development
Director Tax Planning & Tax Counsel
Treasury Controller
VP Audit
VP Finance & Administration
VP Financial Control Auto
VP Insurance & Risk Finance
VP Money & Capital Markets
VP Portfolio Management
VP Specialty Finance

General Counsel
Assistant General Counsel & Corporate Secretary
Assistant General Counsel Employee Relations
Assistant General Counsel Litigation
Director Government Relations
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General Counsel
VP Government Relations & Public Affairs

Human Resources
Director Human Resources HI
VP Compensation
VP Human Resources Administration
VP Training & Development

HOUSEHOLD CREDIT SERVICES:
Controller HCS
Director Business Planning CWT
Director Business Systems-HCS
Director Combined Card
Director Fraud & Operations
Director GM Marketing
Director HBNA Product
Director HR/CRA Officer HCS
Director Integrated Voice Operations
Director International Market Development
Director Marketing & Product Development CWT
Director Marketing Services HCS B
Director National Marketing B
Director National Telephone Services
Director Nevada Operations
Director Portfolio Management
Director Real Estate, Facilities & Financial Operations
Group Director Information Systems
National Director Correspondence, Interchange, VIP & Credit
National Director Human Resources HCS

Mexico
Director Operations Mexico                 *

U.S. CONSUMER FINANCE & CANADA:
HFC Home Office Staff
Director Sales Management Reporting & Analysis
Director USCF Customer Data Administration
Group Financial Control Officer
VP Household Recovery Services
VP Human Resources Consumer Finance Sales
VP Strategic Initiatives

HFC National Processing Center
CFO-HFCPS
CFO-HFS
Director Collections HFPCS
Director Customer Relations
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Director HFC Wholesale Sales
Director Household Processing
Director Human Resources HFC
Director of Collections CA
Director Policy/Compliance/Project Control
Group VP Indirect Lending
VP Collections USCF
VP Director of CRT Services
VP ITT Portfolio
VP Lending

Canada
Director Financial Control
Director Human Resources
Director Law & Compliance
Director Marketing
Director Merchant Sales
Director MRSL Canada   *
Director Technology & Planning-Canada      *
Director Wholesale Lending Canada          *
General Manager-Processing
National Collections Director              *
National Director of Sales-Canada
Treasurer

HTS
Assistant to CIO
Director Business Systems
Director Cash Operations
Director Communication Services
Director Corporate Security Management
Director Data Center Operations & Systems Programming
Director Property Management
VP Administration HTS
VP Chief Financial Officer HTS
VP Data Center Operations
VP Facilities Management
VP Human Resources HTS
VP Item Processing
VP Networked Systems

U.S. CONSUMER BANKING & U.K.:
HFC Auto
VP Adminstration Auto
VP Credit Risk Administration
VP Financial Control Auto
VP Operations Auto
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HLIC
Director Financial Control
Director Information Technology
Director Operations

HRSI
Director Customer Service
Director Human Resources HRSI
Director Special Projects HRSI
Group Director Administration
VP Chief Collections Officer
VP Chief of Marketing & Sales
VP Director of Marketing
VP Director of  Sales HRSI

HCFS
Controller HCFS

U.K.
Commercial Director HDB
Corporate Finance & Taxation Manger
Director Acquisitions & Mortgages
Director Application Processing
Director Business Relationships
Director Credit Services
Director Credit Policy
Director Direct Marketing & Advertising
Director Hamilton Direct Bank
Director Human Resources
Director Insurance Services
Director Internal Audit
Director Information Technology
Director Legal
Director Marketing Managment & Corporate Communications
Director of Operations U.K.                *
Director Operations Services
Director Operations Support
Director Personal Banking U.K.             *
Director Property & Facilities
Director Recovery Services U.K.            *
Director Telephone Services
Division General Manager
General Manager Business Control
Operations, Compensation & Benefits Manager
Senior Manager Credit Policy
Training & Development Manager
Treasury Manager

*position held by expatriate